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                                                                    EXHIBIT 10.6


                                 PROMISSORY NOTE

$115,000                                                     September 15, 2003
                                                            Ann Arbor, Michigan

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of Stephen Shulman, of Ann Arbor, Michigan ("Creditor"), the principal amount of One Hundred Fifteen Thousand Dollars ($115,000) and interest on the unpaid principal balance from the date of this note at a rate per annum equal to the Prime Rate (as defined below) from time to time in effect during the term of this note. The interest rate on this note shall be adjusted on the first day of each month to the Prime Rate in effect on the date of adjustment. As used in this note, "Prime Rate" shall mean the rate of interest that the Bank of America announces from time to time as its "prime" or "base" interest rate. The rate announced by the Bank of America as its "prime" or "base" interest rate at any given time may not necessarily be the lowest rate of interest available to commercial customers of the Bank of America at that time.

The principal of this note shall be paid in installments of Five Thousand Dollars ($5,000) each, beginning April 15, 2004 and on the 15th day of each succeeding month until the principal balance is paid in full. Accrued interest on the unpaid principal balance of this note shall be paid on November 15, 2003 and the 15th day of each succeeding month until the principal balance is paid in full. Borrower may prepay all or part of the principal of this note at any time. Interest shall be compounded monthly.

Each payment upon this note shall be made to Creditor at 5807 Fox Hollow Ct., Ann Arbor, Michigan 48105 or any other place that holder of this note directs in writing.

If default occurs in the payment of any installment of principal or interest or in the payment of any other indebtedness or obligation now or in the future owing by Borrower to Creditor, and if the default continues for 10 days after the holder of this note gives Borrower written notice, or if a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time begun by or against Borrower, then the indebtedness evidenced by this note shall, at the option of the holder, become immediately due and payable, without notice or demand.

Borrower shall reimburse the holder for all expenses, including reasonable attorney fees and legal expenses, that the holder pays or incurs in attempting to collect this note.

Borrower waives demand for payment, presentment, notice of dishonor, and protest of this note.

This note shall be governed by and interpreted according to the laws of the state of Michigan.


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EACH OF CREDITOR AND BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS, HIS,
OR HER RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS NOTE OR THE INDEBTEDNESS EVIDENCED BY IT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF CREDITOR IN CONNECTION WITH ANY ACCELERATION, ENFORCEMENT, OR COLLECTION OF THIS NOTE OR SUCH INDEBTEDNESS.

                                             BORROWER:

                                             POWER EFFICIENCY
                                             CORPORATION


                                             By:
                                                --------------------------------
                                                Name:  Richard Koch
                                                Title: President